Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
SECOND QUARTER 2019 RESULTS

Second quarter GAAP net income of $9.8 million or $0.34 per diluted common share and Core Earnings(1) of $11.0 million or $0.38 per diluted common share

- Subsequent to end of second quarter -

Declared third quarter 2019 dividend of $0.33 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $9.8 million or $0.34 per diluted common share and Core Earnings(1) of $11.0 million or $0.38 per diluted common share for the second quarter of 2019. In addition, the Company announced that its Board of Directors declared a third quarter 2019 dividend of $0.33 per common share payable on October 15, 2019 to common stockholders of record as of September 30, 2019.

“We generated another strong quarter of results as we continue to successfully execute on our annual business plan,” said Jamie Henderson, Chief Executive Officer of ACRE. “We believe our growing pipeline of high-quality loans will enable us to remain selective and put us in a good position to redeploy our capital into attractive investments for our shareholders.”

“We continue to enhance our earnings through efficient capital deployment and by reducing the costs of our liabilities and operating expenses,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “During the second quarter, we successfully obtained $28.3 million in financing for our Westchester Marriott hotel, which resulted in reducing our remaining equity capital in the investment to just over $10 million.”

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(1) Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

SECOND QUARTER 2019 DIVIDEND

On May 1, 2019, the Company declared a cash dividend of $0.33 per common share for the second quarter of 2019. The second quarter 2019 dividend was paid on July 16, 2019 to common stockholders of record as of June 28, 2019.

ADDITIONAL INFORMATION

The Company issued a presentation of its second quarter 2019 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Second Quarter 2019 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 with the U.S. Securities and Exchange Commission on July 26, 2019.

CONFERENCE CALL AND WEBCAST INFORMATION

On Friday, July 26, 2019, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its second quarter 2019 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 6487844 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through August 9, 2019 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10131890. An archived replay will also be available through August 9, 2019 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Cash and cash equivalents	$5,215	$11,089
Restricted cash	379	379
Loans held for investment ($434,187 and $289,576 related to consolidated VIEs, respectively)	1,487,735	1,524,873
Real estate owned, net	36,891	—
Other assets ($1,413 and $843 of interest receivable related to consolidated VIEs, respectively; $122,813 and $51,582 of other receivables related to consolidated VIEs, respectively)	141,227	66,983
Total assets	$1,671,447	$1,603,324
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$617,524	$777,974
Notes payable	54,960	—
Secured term loan	108,735	108,345
Collateralized loan obligation securitization debt (consolidated VIE)	442,715	270,737
Due to affiliate	3,163	3,163
Dividends payable	9,527	8,914
Other liabilities ($820 and $541 of interest payable related to consolidated VIEs, respectively)	9,066	8,604
Total liabilities	1,245,690	1,177,737
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2019 and December 31, 2018 and 28,868,735 and 28,755,665 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	283	283
Additional paid-in capital	422,658	421,739
Accumulated earnings	2,816	3,565
Total stockholders' equity	425,757	425,587
Total liabilities and stockholders' equity	$1,671,447	$1,603,324

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Interest income from loans held for investment	$29,993	$29,604	$57,979	$57,040
Interest expense	(16,675)	(15,968)	(32,415)	(30,267)
Net interest margin	13,318	13,636	25,564	26,773
Revenue from real estate owned	8,357	—	10,267	—
Total revenue	21,675	13,636	35,831	26,773
Expenses:
Management and incentive fees to affiliate	2,252	2,173	3,826	3,731
Professional fees	532	455	1,011	936
General and administrative expenses	1,029	789	2,148	1,563
General and administrative expenses reimbursed to affiliate	771	830	1,430	1,754
Expenses from real estate owned	7,118	—	8,806	—
Total expenses	11,702	4,247	17,221	7,984
Income before income taxes	9,973	9,389	18,610	18,789
Income tax expense, including excise tax	218	86	314	168
Net income attributable to common stockholders	$9,755	$9,303	$18,296	$18,621
Earnings per common share:
Basic earnings per common share	$0.34	$0.33	$0.64	$0.65
Diluted earnings per common share	$0.34	$0.33	$0.63	$0.65
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,599,282	28,524,775	28,580,658	28,510,384
Diluted weighted average shares of common stock outstanding	28,863,765	28,618,308	28,822,601	28,608,666
Dividends declared per share of common stock	$0.33	$0.28	$0.66	$0.56

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended June 30, 2019 ($ in thousands):

	For the three months ended June 30, 2019	For the twelve months ended June 30, 2019
Net income attributable to common stockholders	$9,755	$38,272
Stock-based compensation	427	1,572
Incentive fees to affiliate	674	1,215
Depreciation of real estate owned	188	242
Core Earnings	$11,044	$41,301

Basic Core Earnings per common share	$0.39	$1.45
Diluted Core Earnings per common share	$0.38	$1.44